Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS First quarter fiscal 2022 financial results

San Jose, CA – January 31, 2022. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fiscal first quarter ended January 1, 2022 and outlook for its fiscal second quarter ending April 2, 2022.

First Quarter Fiscal 2022 Financial Highlights ▪ Revenue: $1.76 billion ▪ GAAP operating margin: 4.6% ▪ GAAP diluted EPS: $0.89 ▪ Non-GAAP(1) operating margin: 5.0% ▪ Non-GAAP diluted EPS: $1.08

Additional First Quarter Highlights

▪  Cash flow from operations: $68 million

▪  Free cash flow: $51 million

▪  Share repurchases: 1.55 million for approximately $60 million

▪  Ending cash and cash equivalents: $628 million

▪  Non-GAAP pre-tax ROIC: 26.4 percent

(1)	Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses; restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets); acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations); impairment charges for goodwill and other assets; amortization expense; and other unusual or infrequent items (e.g. charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items). See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

“This is an excellent start to our fiscal 2022. Revenue for the first quarter was up over the prior quarter supported by growth in our industrial, medical, defense and automotive segment. I am pleased by our solid execution and ability to expand our non-GAAP operating margin and non-GAAP earnings per share on a sequential basis and generate free cash flow in the quarter,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.

“While demand remains strong, we expect the supply chain challenges to continue. Based on our first quarter results and outlook for the second quarter, we are optimistic about our growth objectives for fiscal 2022,”concluded Sola.

Second Quarter Fiscal 2022 Outlook

The following outlook is for the fiscal second quarter ending April 2, 2022. These statements are forward-looking and actual results may differ materially.

▪	Revenue between $1.7 billion to $1.8 billion
▪	GAAP diluted earnings per share between $0.80 to $0.90
▪	Non-GAAP diluted earnings per share between $0.95 to $1.05

The statements above concerning our financial outlook for the second quarter of fiscal year 2022 constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, mostly notably the ongoing impacts of the COVID-19 pandemic, which include disruptions to the supply chain that have prevented the Company from shipping all products for which there is demand. Other factors that could cause our results to differ from our outlook include adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the first quarter on Monday, January 31, 2022 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 866-891-4420 and international 201-383-2868. The conference will also be webcast live over the Internet. You can log on to the live webcast at www.sanmina.com. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 4749537.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, cloud solutions, industrial, defense, medical and automotive markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact

Paige Melching

SVP, Investor Communications

408-964-3610

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	January 1,	October 2,
	2022	2021

	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$627,717	$650,026
Accounts receivable, net	1,298,327	1,192,434
Contract assets	364,407	348,741
Inventories	1,242,440	1,036,511
Prepaid expenses and other current assets	59,188	53,952
Total current assets	3,592,079	3,281,664

Property, plant and equipment, net	525,159	532,985
Deferred tax assets	227,239	235,117
Other	157,533	156,953
Total assets	$4,502,010	$4,206,719

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,694,592	$1,464,693
Accrued liabilities	236,227	161,896
Accrued payroll and related benefits	115,738	117,648
Short-term debt, including current portion of long-term debt	18,750	18,750
Total current liabilities	2,065,307	1,762,987

Long-term liabilities:
Long-term debt	307,160	311,572
Other	248,326	253,532
Total long-term liabilities	555,486	565,104

Stockholders' equity	1,881,217	1,878,628
Total liabilities and stockholders' equity	$4,502,010	$4,206,719

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended
	January 1,	January 2,
	2022	2021
Net sales	$1,757,325	$1,755,249
Cost of sales	1,612,836	1,614,014
Gross profit	144,489	141,235

Operating expenses:
Selling, general and administrative	61,475	58,967
Research and development	4,777	4,805
Gain on sale of property	(4,610)	-
Restructuring and other costs	1,414	1,904
Total operating expenses	63,056	65,676

Operating income	81,433	75,559

Interest income	309	230
Interest expense	(4,877)	(4,954)
Other income, net	2,072	1,867
Interest and other, net	(2,496)	(2,857)
Income before income taxes	78,937	72,702
Provision for income taxes	20,303	24,681
Net income	$58,634	$48,021

Basic income per share	$0.91	$0.74
Diluted income per share	$0.89	$0.72

Weighted-average shares used in computing per share amounts:
Basic	64,399	65,243
Diluted	66,233	66,818

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	January 1,	October 2,	January 2,
	2022	2021	2021
GAAP Operating Income	$81,433	$66,753	$75,559
GAAP operating margin	4.6%	4.1%	4.3%
Adjustments:
Stock compensation expense (1)	9,032	8,829	8,209
Amortization of intangible assets	262	274	-
Distressed customer charges (2)	-	-	(325)
Legal and other (3)	833	830	1,873
Restructuring costs	1,414	1,655	1,904
Gain on sales of long-lived assets	(4,610)	-	-
Non-GAAP Operating Income	$88,364	$78,341	$87,220
Non-GAAP operating margin	5.0%	4.8%	5.0%

GAAP Net Income	$58,634	$56,565	$48,021

Adjustments:
Operating income adjustments (see above)	6,931	11,588	11,661
Legal and other (3)	-	(7,692)	-
Adjustments for taxes (4)	5,705	3,377	8,652
Non-GAAP Net Income	$71,270	$63,838	$68,334

GAAP Net Income Per Share:
Basic	$0.91	$0.87	$0.74
Diluted	$0.89	$0.84	$0.72

Non-GAAP Net Income Per Share:
Basic	$1.11	$0.98	$1.05
Diluted	$1.08	$0.95	$1.02

Weighted-average shares used in computing per share amounts:
Basic	64,399	65,352	65,243
Diluted	66,233	67,146	66,818

(1) Stock compensation expense was as follows:

Cost of sales	$3,783	$3,710	$3,421
Selling, general and administrative	5,135	5,009	4,718
Research and development	114	110	70
Total	$9,032	$8,829	$8,209

(2) Relates to accounts receivable and inventory write-downs (recoveries) associated with distressed customers.

(3) Represents expenses, charges and recoveries associated with certain legal matters.

(4) GAAP provision for income taxes	$20,303	$12,591	$24,681

Adjustments:
Tax impact of operating income adjustments	167	347	280
Discrete tax items	(384)	3,337	(6,451)
Deferred tax adjustments	(5,488)	(7,061)	(2,481)
Subtotal - adjustments for taxes	(5,705)	(3,377)	(8,652)
Non-GAAP provision for income taxes	$14,598	$9,214	$16,029

Q2 FY22 Earnings Per Share Outlook:	Q2 FY22 EPS Range*
	Low	High
GAAP diluted earnings per share	$0.80	$0.90
Stock compensation expense	$0.15	$0.15
Non-GAAP diluted earnings per share	$0.95	$1.05

* Due to uncertainty regarding the timing of recognition of restructuring charges, impairment charges and other unusual or infrequent items, if any, that could be incurred during the second quarter of FY22, an estimate of such items is not included in the outlook for Q2 FY22 GAAP EPS.

Pre-tax Return on Invested Capital (ROIC)

($ in thousands)

(Unaudited)

		Three Month Periods
		Q1 FY22	Q4 FY21	Q3 FY21	Q2 FY21	Q1 FY21
GAAP operating income		$81,433	$66,753	$74,265	$64,723	$75,559
	x	4.0	4.0	4.0	4.0	4.0
Annualized GAAP operating income		325,732	267,012	297,060	258,892	302,236
Average invested capital (1)	÷	1,337,989	1,316,373	1,274,041	1,237,417	1,229,805
GAAP pre-tax ROIC		24.3%	20.3%	23.3%	20.9%	24.6%

Non-GAAP operating income		$88,364	$78,341	$82,454	$85,531	$87,220
	x	4.0	4.0	4.0	4.0	4.0
Annualized non-GAAP operating income		353,456	313,364	329,816	342,124	348,880
Average invested capital (1)	÷	1,337,989	1,316,373	1,274,041	1,237,417	1,229,805
Non-GAAP pre-tax ROIC		26.4%	23.8%	25.9%	27.6%	28.4%

(1) Invested capital is defined as total assets (not including cash and cash equivalents and deferred tax assets) less total liabilities (excluding short-term and long-term debt).

Condensed Consolidated Cash Flow Statement
(in thousands)
(Unaudited)

	Three Month Periods
($ in thousands)	Q1'22	Q4'21	Q3'21	Q2'21	Q1'21
GAAP Net Income	$58,634	$56,565	$117,375	$47,037	$48,021
Depreciation and amortization	27,465	27,452	27,373	27,196	27,635
Other, net	12,101	9,673	3,339	19,498	11,556
Net change in net working capital	(29,900)	(1,969)	(44,366)	(12,642)	(25,401)
Cash provided by operating activities	68,300	91,721	103,721	81,089	61,811

Purchases of long-term investments	-	(1,000)	(1,705)	-	-
Net purchases of property & equipment	(17,362)	(29,490)	(17,182)	(14,349)	(11,191)
Proceeds from sale of intellectual property	-	-	5,000	-	-
Cash paid for businesses acquired	-	-	(21,408)	-	-
Cash used in investing activities	(17,362)	(30,490)	(35,295)	(14,349)	(11,191)

Net share repurchases	(67,773)	(32,394)	(15,698)	(1,502)	(11,472)
Net borrowing activities	(4,688)	(4,688)	(4,688)	(4,688)	(4,688)
Proceeds from other notes receivable	-	2,500	-	-	-
Cash used in financing activities	(72,461)	(34,582)	(20,386)	(6,190)	(16,160)

Effect of exchange rate changes	(786)	(467)	628	(1,404)	1,044

Net change in cash & cash equivalents	$(22,309)	$26,182	$48,668	$59,146	$35,504

Free cash flow:
Cash provided by operating activities	$68,300	$91,721	$103,721	$81,089	$61,811
Net purchases of property & equipment	(17,362)	(29,490)	(17,182)	(14,349)	(11,191)
Proceeds from sale of intellectual property	-	2,500	5,000	-	-
	$50,938	$64,731	$91,539	$66,740	$50,620

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income, diluted earnings per share and pre-tax return on invested capital (ROIC). Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination costs, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.